ITEM 77Q(a) - COPIES
OF ALL MATERIAL
AMENDMENTS TO THE
REGISTRANT'S CHARTER
 OR BY-LAWS



Federated Core Trust

Amendment No. 8
to the Declaration of
Trust
dated August 21, 1996

	This Declaration
 of Trust is amended as
 follows:

	Strike Section 5
of Article III and replace
it with the following:

	Section 5.
 Establishment and
Designation of Series.
Without limiting the
authority of the Trustees
 set forth in Article XIII,
Section 7, inter alia,
to establish and
designate any additional
Series or to modify the
rights and preferences of
any existing
Series, the Series shall
be, and are established
and designated as,

High-Yield Bond Portfolio
Federated Mortgage Core
Portfolio
Federated Inflation-Protected
Securities Core Fund
Federated Duration Plus Core Fund
Federated Bank Loan Core Fund

		The undersigned
 hereby certify that the above
Amendment is a true and
correct Amendment to the
Declaration of Trust, as
adopted by the Board of
Trustees at a
meeting on the 13th day of
August, 2010, to become effective
 on the 13th day of August, 2010.

	WITNESS the due execution
hereof this 13th day of August, 2010.


/s/ John F. Donahue
/s/ J. Christopher Donahue
John F. Donahue
J. Christopher Donahue


/s/ John T. Conroy, Jr.
/s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.
Charles F. Mansfield, Jr.


/s/ Nicholas P. Constantakis
/s/ R. James Nicholson
Nicholas P. Constantakis
R. James Nicholson


/s/ John F. Cunningham
/s/ Thomas M. O'Neill
John F. Cunningham
Thomas M. O'Neill


/s/ Maureen Lally-Green
/s/ John S. Walsh
Maureen Lally-Green
John S. Walsh


/s/ Peter E. Madden
/s/ James F. Will
Peter E. Madden
James F. Will